DEMAND PROMISSORY NOTE
                             ----------------------

$500,000.00                                                   September 14, 2006

      FOR VALUED RECEIVED, Smart Energy Solutions, Inc., a Nevada corporation ("Payor"), promises to pay to EGFE, Ltd. ("Payee") the principal sum of Five Hundred Thousand and 00/100 ($500,000.00) Dollars with interest accruing on the unpaid principal balance commencing the date hereof at the rate of twelve (12%) percent. The principal and accrued interest under this promissory note (the "Note") shall, at the election of Payee, become immediately due and payable in full ten (10) business days after Payor's receipt of written demand for payment from Payee.

      Each of the following events shall constitute an event of default hereunder: (a) Payor's failure to make payment of any amount due hereunder after the same shall become due and payable in accordance with the terms hereof and such failure continues for twenty (20) business days after Payor receives from Payee written notice of such failure; (b) Payor files a voluntary petition in bankruptcy or an involuntary petition is filed against it and not dismissed within ten (10) days. Payor hereby waives presentment, demand for payment, protest, and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note and authorizes Payee, without notice or further consent, to grant extensions of time in the payment of any monies under this Note, and to waive compliance of any provision of this Note.

      This Note may be prepaid by Payor, in whole or in part, at any time without penalty.

      This Note shall be construed, performed, and enforced in accordance with the laws of the State of New Jersey. Payor and Payee hereby irrevocably consent to the in personam jurisdiction of the state or federal courts located in the State of New Jersey, in connection with any action or proceeding arising out of or relating to this Note or the transactions and the relationships established hereunder. Payor and Payee hereby agree that such courts shall be the venue and exclusive and proper forum in which to adjudicate such matters and that they will not contest or challenge the jurisdiction or venue of these courts.

      This Note shall be binding upon and inure to the benefit of Payor and Payee and their permitted successors and assigns.

      IN WITNESS WHEREOF, Payor has executed this Demand Promissory Note the day and year first above written.

                                                SMART ENERGY SOLUTIONS, INC.

                                                By:    /s/ Pete Mateja
                                                       ---------------
                                                Name:  Pete Mateja
                                                Title: Chief Executive Officer